THIRD AMENDMENT TO THIRD AMENDED AND RESTATED
                        REVOLVING CREDIT AGREEMENT


   THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING
CREDIT AGREEMENT (hereinafter called this "AMENDMENT") is entered into effective as of March 31, 2000, among (a) TRICO MARINE OPERATORS, INC. ("MARINE OPERATORS"), a Louisiana corporation, TRICO MARINE ASSETS, INC. ("MARINE ASSETS"), a Delaware corporation (each of Marine Operators and Marine Assets a "BORROWER" and, collectively "BORROWERS"), (b)TRICO MARINE SERVICES, INC. ("PARENT"), a Delaware corporation, (c) the financial institutions listed on
SCHEDULE 1.1 of the Agreement (hereinafter described) and such other financial institutions as may become parties to the Agreement from time to time (individually a "BANK" and collectively the "BANKS"), (d) WELLS FARGO BANK, N.A., as issuing bank ("ISSUING BANK"), and (e) WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION (successor by consolidation to Wells Fargo Bank (Texas), National Association), as administrative agent for itself, the Issuing Bank and such financial institutions ("ADMINISTRATIVE AGENT"), CHRISTIANIA BANK OG KREDITKASSE ASA, New York Branch, as documentation agent for itself and such financial institutions ("DOCUMENTATION AGENT") (collectively "AGENTS" and/or "ARRANGERS").

                           W I T N E S S E T H:

   WHEREAS, the Borrowers, the Parent, the Banks, the Issuing Bank, the Documentation Agent and the Administrative Agent entered into a Third Amended and Restated Revolving Credit Agreement dated as of July 19, 1999 (hereinafter called the " RESTATED AGREEMENT"), whereby, upon the terms and conditions therein stated, the Banks and the Issuing Bank agreed to make available to the Borrowers a credit facility upon the terms and conditions set forth in the Agreement; and

   WHEREAS, the Borrowers, the Parent, the Banks, the Issuing Bank, the Documentation Agent and the Administrative Agent entered into (i) a First Amendment to Third Amended and Restated Revolving Credit Agreement dated as of September 30, 1999 (the "FIRST AMENDMENT"), and (ii) a Second Amendment to Third Amended and Restated Revolving Credit Agreement dated as of December 31, 1999 (the "SECOND AMENDMENt"); and

   WHEREAS, the Restated Agreement, as amended by the First Amendment and Second Amendment, is hereinafter called the "AGREEMENT"; and

   WHEREAS, the Company has requested that the Banks, the Issuing Bank and the Agents agree to certain amendments to the Agreement;

   NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

   SECTION 1. TERMS DEFINED IN AGREEMENT. As used in this Amendment, except as may otherwise be provided herein, all capitalized terms which are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

   SECTION 2. AMENDMENTS TO AGREEMENT. The Agreement hereby is amended as follows:

        (a) SECTION 10.3 of the Agreement hereby is amended by adding the following sentence immediately after the first sentence thereof:

   "For purposes of making the calculations set forth in the preceding sentence, Tangible Net Worth shall be determined excluding the effect of cumulative foreign currency translation adjustment calculated in accordance with GAAP and set forth in the stockholders' equity section of the Parent and Borrowers' financial statements."

   SECTION 3. CONDITIONS OF EFFECTIVENESS.

        (a) The Administrative Agent, the Issuing Bank and the Banks have relied upon the representations and warranties in this Amendment in agreeing to the amendments to the Agreement set forth herein and the amendments to the Agreement set forth herein are conditioned upon and subject to the accuracy of each and every representation and warranty of each of the Borrowers and the Parent made or referred to herein, and performance by each of the Borrowers and the Parent of its obligations to be performed under the Agreement on or before the date of this Amendment (except to the extent amended herein).

        (b) The amendments to the Agreement set forth herein are further conditioned upon the Borrowers having paid all accrued and unpaid legal fees and expenses referred to in SECTION 16 of the Agreement and SECTION 7 hereof.

        (c) The amendments to the Agreement set forth herein shall become effective as of March 31, 2000 when the conditions in this Section 3 have been satisfied and when the Administrative Agent shall have received this Amendment, executed by the Borrowers, the Parent and the Majority Banks.

   SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS AND PARENT.
The Borrowers and Parent jointly and severally represent and warrant to the Administrative Agent, the Issuing Bank and each Bank, with full knowledge that the Administrative Agent, the Issuing Bank and each Bank is relying on the following representations and warranties in executing this Amendment, as follows:

        (a) Each of the Borrowers and the Parent has corporate power and authority to execute, deliver and perform this Amendment, and all corporate action on the part of each of the Borrowers and the Parent requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken. Each of the undersigned officers of the Borrowers and the Parent executing this Amendment represent and warrant that he has full power and authority to execute and deliver this Amendment on behalf of the Borrowers and the Parent respectively, that such execution and delivery has been duly authorized by each respective Board of Directors and that the resolutions previously delivered to the Administrative Agent on February 15, 2000, in connection with the execution and delivery of the Second Amendment are and remain in full force and effect and have not been altered, amended, or repealed in anywise.

        (b) The Agreement as amended by this Amendment and the Loan
Documents and each and every other document executed and delivered in connection with this Amendment to which any of the Borrowers or the Parent, or any Subsidiary thereof, is a party constitute the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with its respective terms.

        (c) This Amendment does not and will not violate any provisions of the articles or certificate of incorporation or bylaws of any of the Borrowers or the Parent, or any contract, agreement, instrument or requirement of any Governmental Authority to which any such Person is subject. The execution of this Amendment by each of the Borrowers and the Parent will not result in the creation or imposition of any lien upon any properties of any of the Borrowers or the Parent, other than those permitted by the Agreement and this Amendment.

        (d) The execution, delivery and performance by each of the Borrowers and the Parent of this Amendment do not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

        (e) The annual audited consolidated balance sheet of the Parent and the Borrowers as of December 31, 1999, the related consolidated statements of earnings, capital accounts, and cash flows for the quarter then ended which have been furnished to the Administrative Agent, the Issuing Bank and the Banks, fairly present the financial condition of the Parent and the Borrowers as at such date and the results of the operations of the Parent and the Borrowers for the periods ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1999 there has been no material adverse change in such condition or operations.

        (f) Each of the Borrowers and the Parent has performed and complied with all agreements and conditions contained in the Agreement required to be performed or complied with by each such Person prior to or at the time of delivery of this Amendment.

        (g) No Default or Event of Default exists and, after giving effect to this Amendment, no Default or Event of Default will exist and all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.

        (h) Nothing in this Section 4 of this Amendment is intended to amend any of the representations or warranties contained in the Agreement or of the Loan Documents to which any of the Borrowers or the Parent or any Subsidiary thereof is a party.

   SECTION 5. REFERENCE TO AND EFFECT ON THE AGREEMENT.

        (a) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Agreement as amended hereby.

        (b) Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

   SECTION 6. NO WAIVER. Except as specifically amended hereby, each of the Borrowers and the Parent agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent, the Issuing Bank and the Banks and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

   SECTION 7. COST, EXPENSES AND TAXES. Each of the Borrowers and the
Parent agrees to pay on demand all reasonable costs and expenses of the Administrative Agent, the Issuing Bank and the Banks in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable attorneys' fees and out-of-pocket expenses of the Administrative Agent, the Issuing Bank and the Banks. In addition, each of the Borrowers and the Parent shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save each of the Administrative Agent, the Issuing Bank and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

   SECTION 8. EXTENT OF AMENDMENTS. Except as otherwise expressly provided herein, the Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of the Borrowers and the Parent ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect, (ii) each of the other
Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral is unimpaired by this Amendment.

   SECTION 9. WAIVERS AND RELEASE OF CLAIMS. As additional consideration for the execution, delivery, and performance of this Amendment by the parties hereto and to induce each of the Administrative Agent, the Issuing Bank and the Banks to enter into this Amendment, each of the Borrowers and the Parent represents and warrants that none of the Borrowers and the Parent know of any facts, events, statuses or conditions which, either now or with the passage of time or the giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against any of the Administrative Agent, the Issuing Bank and the Banks or any defense, counterclaim or right of setoff to the payment or performance of any obligations or indebtedness of any of the Borrowers or the Parent to any of the Administrative Agent, the Issuing Bank or the Banks, and in the event any such facts, events, statuses or conditions exist or have existed, whether known or unknown, WHETHER DUE TO THE ADMINISTRATIVE AGENT'S, THE ISSUING BANK'S OR ANY BANK'S, ANY OF THEIR REPRESENTATIVE'S, AGENT'S, OFFICER'S, DIRECTOR'S, EMPLOYEE'S, SHAREHOLDER'S, OR SUCCESSOR'S OR ASSIGN'S OWN NEGLIGENCE, each of the Borrowers and the Parent for each of themselves, their respective Subsidiaries, their respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns (collectively called the "Indemnifying Parties"), hereby fully, finally, completely, generally and forever releases, discharges, acquits, and relinquishes the Administrative Agent, the Issuing Bank and each Bank and each of their respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns (collectively called the "Indemnified Parties"), from any and all claims, actions, demands, and causes of action of whatever kind or character, whether joint or several, whether known or unknown, WHETHER DUE TO ANY OF THE INDEMNIFIED PARTIES' OWN NEGLIGENCE, which may have arisen or accrued prior to the date of execution of this Amendment, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, and/or liabilities whatsoever and whenever incurred or suffered by any of them, including, without limitation, any claim, demand, action, damage, liability, loss, cost, expense, and/or detriment, of any kind or character, growing out of or in any way connected with or inany way resulting from any breach of any duty of loyalty, fair dealing, care, fiduciary duty, or any other duty, confidence, or commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, violations of the racketeer influence and corrupt organizations act, intentional or negligent infliction of distress or harm, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, failure to perform any obligation under any of the Loan Documents, deceptive trade practices, libel, slander, conspiracy, interference with business, usury, strict liability, lender liability, breach of warranty or representation, fraud, or any other claim or cause of action (herein being collectively referred to as "Claims"). IT IS EXPRESSLY AGREED THAT THE CLAIMS RELEASED HEREBY INCLUDE THOSE ARISING FROM OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE (SOLE, CONCURRENT, ORDINARY, OR OTHERWISE), OR OTHER TORTIOUS CONDUCT OF ANY OF THE INDEMNIFIED PARTIES (other than any claims arising solely out of an Indemnified Party's willful misconduct or gross negligence). Notwithstanding any provision of this Amendment or any other Loan Document, this Section shall remain in full force and effect and shall survive the delivery and payment of the Notes, this Amendment and the other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof.

   SECTION 10. INDEMNIFICATION. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce the Administrative Agent, the Issuing Bank and each Bank to enter into this Amendment, the Indemnifying Parties hereby agree to indemnify, hold harmless, and defend each of the Indemnified Parties from and against any and all Claims of any nature or character, at law or in equity, known or unknown, which may have arisen prior to the date hereof, or accrued to, or could be claimed or asserted by, any third party prior to the date hereof, INCLUDING WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF OR IN ANY MANNER ATTRIBUTABLE TO THE NEGLIGENCE (SOLE, CONCURRENT, ORDINARY OR OTHERWISE), OR OTHER TORTIOUS CONDUCT OF ANY OF THE INDEMNIFIED PARTIES (other than any claims arising solely out of an Indemnified Party's willful misconduct or gross negligence). Notwithstanding any provision of this Amendment or any other Loan Document, this Section shall remain in full force and effect and shall survive the delivery and payment of the Notes, this Agreement and the other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof.

   SECTION 11. GRANT AND AFFIRMATION OF SECURITY INTEREST. Each of the Borrowers and the Parent hereby grants a security interest in and lien on the Collateral to secure payment and performance of the Notes and the obligations described in the Agreement and all documents and instruments executed in connection therewith and, each of the Borrowers and the Parent hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Administrative Agent for the benefit of, and as representative of, the Issuing Bank and the Banks as security for payment and performance of the Obligations hereby are renewed and carried forth to secure payment and performance of all of the Obligations. The Security Documents are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

   SECTION 12. GUARANTIES. The Parent hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its Guaranty, executed and delivered to the Administrative Agent for the benefit of and as representative of each of the Issuing Bank and the Banks on July 19, 1999, guaranteeing payment of the Obligations, is and remains in full force and effect and secures payment of the Obligations, including, among other things, the Notes.

   SECTION 13. EXECUTION AND COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

   SECTION 14. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

   SECTION 15. HEADINGS. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

   SECTION 16. LOAN DOCUMENTS. This Amendment is a Loan Document.

   SECTION 17. ARBITRATION. The parties agree to be bound by the terms and provisions of the arbitration provisions set forth in SECTION 33 of the Agreement.

   SECTION 18. NO ORAL AGREEMENTS. THE AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

   THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                            TRICO MARINE OPERATORS, INC, a
                            Louisiana corporation

                            By___________________________________
                            Name:
                            Title:

                            TRICO MARINE ASSETS, INC., a Delaware
                            corporation


                            By___________________________________
                            Name:
                            Title:


                            TRICO MARINE SERVICES, INC, a
                            Delaware corporation


                            By___________________________________
                            Name:
                            Title:


                 [SIGNATURES CONTINUE ON FOLLOWING PAGE].




                            WELLS FARGO BANK TEXAS, NATIONAL
                            ASSOCIATION (successor by consolidation to
                            Wells Fargo Bank (Texas), National
                            Association), individually and as
                            Administrative Agent


                            By___________________________________
                            Name:
                            Title:


                            WELLS FARGO BANK, N.A., as Issuing Bank


                            By___________________________________
                            Name:
                            Title:


                 [SIGNATURES CONTINUE ON FOLLOWING PAGE].


                            CHRISTIANIA BANK OG KREDITKASSE
                            ASA, NEW YORK BRANCH, individually and
                            as Documentation Agent


                            By___________________________________
                            Name:
                            Title:


                            By___________________________________
                            Name:
                            Title:




                 [SIGNATURES CONTINUE ON FOLLOWING PAGE].


                            BANK ONE LOUISIANA, N.A., individually
                            and as Syndication Agent


                            By___________________________________
                            Name:
                            Title:


                  [SIGNATURES CONTINUE ON FOLLOWING PAGE]


                            HIBERNIA NATIONAL BANK


                            By___________________________________
                            Name:
                            Title: